SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 29, 2002
                                  ------------


                                    GSV, Inc.
             (Exact name of registrant as specified in its charter)


        Delaware              0-23901                     13-3979226
        --------              -------                     ----------
        (State or other       (Commission File Number)    (IRS Employer
        jurisdiction of                                   Identification No.)
        incorporation)





                        191 Post Road, Westport, CT 06850
               (Address of principal executive offices, zip code)


       Registrant's telephone number, including area code: (203) 221-2690
                                 --------------


                                       N/A
          (Former name or former address, if changed since last report)

 Item 2.          Acquisition or Disposition of Assets

         In a press release dated May 30, 2002 (attached hereto as Exhibit 99.1) GSV, Inc. (the "Company" or "Registrant"), a Delaware corporation, announced that, on May 29, 2002, it signed an Asset Purchase Agreement dated as of June 1, 2002 with Polystick U.S. Corp. ("Polystick") in connection with the purchase of working interests in two gas wells in the state of Louisiana. Pursuant to the Asset Purchase Agreement, the consideration to be paid by the Company consists of $550,000 in cash and 850,000 shares of the Company's common stock. The Company additionally announced that it had acquired an option, including a right of first refusal, to purchase other oil and gas properties held by Polystick, and that it had entered into a Management Consulting Agreement with Polystick to assist in the Company's pursuit of new business opportunities in the oil and gas industry.

         A copy of the Asset Purchase Agreement is attached hereto as Exhibit
2.1 and is hereby incorporated by reference. The description of the Asset Purchase Agreement contained herein is qualified in its entirety by reference to the full text of Exhibit 2.1.

         A copy of the Management Consulting Agreement is attached hereto as
Exhibit 10.1 and is hereby incorporated by reference. The description of the Management Consulting Agreement contained herein is qualified in its entirety by reference to the full text of Exhibit 10.1.


Item 7.  Financial Statements and Exhibits.

(c )

Exhibit
No.     Description
------  -----------

2.1 Asset Purchase Agreement, dated as of June 1, 2002, by and between GSV, Inc., Cybershop LLC and Polystick U.S. Corp.

10.1 Management Consulting Agreement, dated as of June 1, 2002, by and between GSV, Inc. and Polystick U.S. Corp.

99.1    Press Release, dated May 30, 2002.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GSV, INC.
                                       (Registrant)



Dated:  June 4, 2002                  By: /s/ Gilad Gat
                                           -----------------------
                                          Gilad Gat
                                          Chief Executive Officer
                                          (Principal Executive Officer)




























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